Exhibit 99.1

        ENDWAVE AND NOKIA NETWORKS ANNOUNCE THE EXECUTION OF AN AMENDMENT
                      TO THE EXISTING MULTI-YEAR AGREEMENT

       Companies Agree to Expand the Frequencies to be Supplied by Endwave

     SUNNYVALE, Calif., Dec. 23 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class cellular infrastructure, broadband wireless networks, homeland security and defense applications, today announced that it has signed a new contract amendment with the Networks division of Nokia, valued at several million dollars, which expands the range of frequencies supplied by Endwave. The transceivers will be installed in both the Nokia FlexiHopper(TM) and next generation Nokia FlexiHopper Plus(TM) microwave radios for use in its cellular networks in Europe, Asia and Latin America over the next two years.

     Endwave's transceivers are customized to seamlessly integrate with Nokia's FlexiHopper(T)M family of microwave radios, combining the high frequency transmit and receive functions of a radio system into one package, which can be used for many communication needs in cellular, fixed and dedicated networks.

     "This follow-on agreement expands upon the range of frequencies Endwave provides to Nokia and further strengthens our position as a key supplier of next-generation cellular broadband wireless subsystems," said Ed Keible, President and CEO of Endwave Corporation. "This contract award highlights Endwave's ability to extend its world-class technology leadership from the high millimeter-wave frequencies all the way down to the lower microwave frequency bands that are so critical to cellular network deployments in emerging markets."

     About Endwave
     Endwave Corporation develops and manufactures radio frequency (RF) subsystems for use in high-speed cellular backhaul networks, enterprise access, homeland security, defense electronics, commercial radar systems, and other broadband applications. These products include integrated transceivers, outdoor units, oscillators/synthesizers, high-power cellular switch-combiners, and RF modules (amplifiers, frequency multipliers, switches, and up/down-converters). Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Lamphun, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

     This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including

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the following: the risks that the integration of acquired business lines, products and subsidiaries will fail, products will fail to achieve market acceptance, the timing or existence of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; and, technological difficulties and resource constraints encountered in developing, transitioning and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent report on Form 10-K and subsequently filed reports on Form 10-Q.

SOURCE  Endwave Corporation
    -0-                             12/23/2004
    /CONTACT: Mark Hebeisen, VP Marketing of Endwave Corporation, +1-978-686-4400, ext. 105/
    /Web site:  http://www.endwave.com /